UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

KITE REALTY GROUP TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN	46204
(Address of principal executive offices)	(Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kite Realty Group Trust 2013 Equity Incentive Plan

As described below in Item 5.07 of this Current Report on Form 8-K, on May 8, 2013, at the 2013 Annual Meeting of Shareholders, the shareholders of Kite Realty Group Trust (the “Company”) approved the Kite Realty Group Trust 2013 Equity Incentive Plan (the “2013 Plan”). The Kite Realty Group Trust 2004 Equity Incentive Plan (the “2004 Plan”) was originally effective as of July 23, 2004. The Board of Trustees of the Company (the “Board”) approved the 2013 Plan, as an amendment and restatement of the 2004 Plan, on March 29, 2013. The 2013 Plan, as amended and restated, became effective upon receipt of shareholder approval on May 8, 2013 (the “Amendment Date”).

The following description of certain terms of the 2013 Plan is qualified in all respects by the terms of the 2013 Plan, which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-8, filed with the SEC on May 8, 2013.

Term. The 2013 Plan terminates automatically ten years after the Amendment Date, unless it is earlier terminated by the Board.

Eligibility. Awards may be granted under the 2013 Plan to employees, officers, directors of the Company or its affiliates, or consultants or advisers (who are natural persons) currently providing direct services to the Company or its affiliates.

Awards. The following types of awards may be made under the 2013 Plan, subject to limitations set forth in the 2013 Plan:

•                  Share options, which may be either incentive share options or nonqualified share options;

•                  Share appreciation rights;

•                  Restricted shares;

•                  Restricted share units (or share units) and deferred share units;

•                  Performance shares or other performance-based awards;

•                  Dividend equivalent rights;

•                  Unrestricted shares; and

•                  Cash incentive awards.

Shares Available for Issuance. Subject to adjustment as provided in the 2013 Plan, the maximum number of common shares of the Company that are available for issuance under the 2013 Plan is 6,000,000 shares, plus the number of common shares available for issuance under the 2004 Plan as of the Amendment Date, plus the number of common shares subject to outstanding awards under the 2004 Plan as of the Amendment Date that thereafter terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares.

A description of the material terms of the 2013 Plan is set forth in Proposal 4, under the heading “Approval of the Kite Realty Group Trust 2013 Equity Incentive Plan,” in the 2013 Proxy Statement.

Copies of the form of nonqualified share option agreement under the 2013 Plan and restricted share agreement under the 2013 Plan are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Shareholders of Kite Realty Group Trust took place on May 8, 2013. At the meeting, shareholders elected seven trustees to serve one-year terms expiring at the 2014 annual meeting of shareholders. Each of the nominees as listed in the Company’s proxy statement was elected. The number of shares voted for or withheld as to each nominee was as follows:

Nominee	For	Withheld

John A. Kite	69,113,143	1,650,167
William E. Bindley	69,611,329	1,151,981
Victor J. Coleman	70,271,154	492,156
Dr. Richard A. Cosier	70,349,967	413,343
Christie B. Kelly	70,291,000	472,310
Gerald L. Moss	69,126,759	1,636,551
Michael L. Smith	69,637,908	1,125,402

*              There were a total of 3,651,985 Broker Non-Votes for each trustee nominee.

At the annual meeting, the shareholders voted to ratify the appointment of Ernst & Young, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013. The number of shares voted for, against, and abstaining on this proposal was as follows:

	For	Against	Abstain

Ratification of Ernst & Young, LLP as the Company’s independent registered public accounting firm	74,132,257	265,785	17,253

At the annual meeting, the shareholders voted on a non-binding resolution to approve the compensation of the Company’s executive officers.  The number of shares voted for, against, and abstaining on this proposal was as follows:

	For	Against	Abstain

Advisory vote on executive compensation	67,987,704	2,718,501	57,105

*                                         There were a total of 3,651,985 Broker Non-Votes related to the advisory vote on executive compensation.

At the annual meeting, the shareholders voted to approve the Company’s 2013 Equity Incentive Plan, which constitutes an amendment and restatement of the Company’s 2004 Equity Incentive Plan.  The number of shares voted for, against, and abstaining on this proposal was as follows:

	For	Against	Abstain

To approve the Company’s 2013 Equity Incentive Plan, which constitutes an amendment and restatement of the Company’s 2004 Equity Incentive Plan	68,405,003	2,309,732	48,575

*                                         There were a total of 3,651,985 Broker Non-Votes related to the vote to approve the Company’s 2013 Equity Incentive Plan.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Nonqualified Share Option Agreement Under the 2013 Equity Incentive Plan
10.2	Form of Restricted Share Agreement Under the 2013 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

May 14, 2013	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Nonqualified Share Option Agreement Under the 2013 Equity Incentive Plan
10.2	Form of Restricted Share Agreement Under the 2013 Equity Incentive Plan